UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

NEOSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10909	22-2343568
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 450
New York, New York	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212)-584-4814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.         Unregistered Sales of Equity Securities.

NeoStem, Inc., formerly known as Phase III Medical, Inc. (the “Company”), has made the following unregistered sales of equity securities:

On August 27, 2006, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $.08 per share to a consultant as payment pursuant to an advisory agreement. The warrant vests as to 20,000 shares per month, and expires July 30, 2009.

On August 27, 2006, the Company issued a warrant to purchase 1,625,000 shares of Common Stock at $.08 per share to a consultant as payment pursuant to an advisory agreement.

On August 27, 2006, the Company issued a warrant to purchase 75,000 shares of Common Stock at $.08 per share to a consultant for services rendered.

On August 27, 2006, the Company issued a warrant to purchase 275,000 shares of Common Stock at $.08 per share to a consultant for services rendered.

On August 27, 2006, the Company issued 416,666 shares of Common Stock to BlausenLisi, L.P. as partial payment for services rendered.

On August 28, 2006, the Company issued to two investors an aggregate of 568,180 shares of Common Stock for conversion of an aggregate amount of $25,000 of convertible promissory notes. The Company also issued, in connection with such conversions, an aggregate of 113,636 shares of Common Stock to such investors. The Company also issued warrants to purchase up to, in the aggregate, 416,666 shares of Common Stock, at $.08 per share and reduced the exercise price of warrants to purchase an aggregate of 416,666 shares of Common Stock from $.12 to $.08 per share.

On August 30, 2006, the Company sold an aggregate of 27,172,709 shares of its Common Stock at a price of $0.044 per share, and sold warrants to purchase an aggregate of 13,586,342 shares of Common Stock at an exercise price of $0.08 per share, for a total aggregate purchase price of $1,195,600.

All issuances of Common Stock and warrants described in this current report on Form 8-K were made by the Company prior to the effectiveness of a one-for-10 reverse stock split of the Common Stock, effective August 31, 2006.

The Company believes that none of the above transactions involved a public offering, and the Company believes that each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. The securities granted in these transactions are restricted and may not be resold unless they are subsequently registered under the Securities Act or resold pursuant to an applicable exemption therefrom.

Item 7.01.         Regulation FD Disclosure.

The Company is furnishing presentation materials, included as Exhibit 99.1 to this current report and incorporated into this item by reference, which presentation is to be used by the Company to present at future meetings with potential investors.

Item 8.01.         Other Events.

On September 6, 2006, the Company issued a press release announcing the Company’s completion of a private financing of $1,750,000. A copy of the press release announcing the financing is attached as Exhibit 99.2.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1     Presentation to Investors
Exhibit 99.2     Press Release dated September 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHASE III MEDICAL, INC.

By:	/s/ Robin L. Smith
Robin L. Smith
Chief Executive Officer

Dated: September 6, 2006